GIORDANO, HALLERAN & CIESLA, P.C.

A PROFESSIONAL CORPORATION

ATTORNEYS AT LAW

WWW.GHCLAW.COM

EXHIBIT 5.1

Please Reply To:

125 HALF MILE ROAD

SUITE 300

RED BANK, NJ 07701

(732) 741-3900

FAX: (732) 224-6599

March 23, 2026

MobbQuest Inc.

39 Wyandotte Avenue

Oceanport, NJ 07757

Ladies and Gentlemen:

We refer to the Registration Statement on Form S-1 (the “Registration Statement”) filed by MobbQuest Inc., a Wyoming corporation (the “Company”) under the Securities Act of 1933, as amended (the “Act”) with the Securities and Exchange Commission for the registration of 649,159,070 shares (the “Shares”) of the Company’s common stock, $.0001 par value per share (the “Common Stock”), which are proposed to be offered and sold by the Selling Stockholders identified in the Registration Statement.

We have examined the original, or a photostatic or certified copy, of such records and certificates of the Company, certificates of officers of the Company and of public officials and such other documents as we have deemed relevant and necessary as the basis for the opinion set forth below.  In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies, and the authenticity of the originals of such copies and the correctness of all statements of fact contained therein.

Based upon our examination mentioned above, subject to the assumptions stated and relying on statements of fact contained in the documents that we have examined, we are of the opinion that the Shares have been duly authorized and are validly issued, fully paid and non-assessable.

We consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to this firm appearing under the caption “Legal Matters” in the Prospectus that forms a part of the Registration Statement.  In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the General Rules and Regulations of the Securities and Exchange Commission.

Very truly yours,

/s/ Giordano, Halleran & Ciesla, P.C.

GIORDANO, HALLERAN & CIESLA

A Professional Corporation

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